UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2017

Occidental Petroleum Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 30, 2017, Mr. Christopher G. Stavros announced his retirement as Senior Vice President and Chief Financial Officer of Occidental Petroleum Corporation (“Occidental”).

Effective May 31, 2017, Mr. Cedric W. Burgher, 56, was appointed Senior Vice President and Chief Financial Officer of Occidental. Mr. Burgher has extensive business and industry experience and over the past 32 years has held increasingly responsible financial positions. Most recently, beginning December 2014, Mr. Burgher has served as Senior Vice President, Investor and Public Relations of EOG Resources, Inc. Prior to EOG, Mr. Burgher served as Chief Financial Officer of QR Energy L.P. from August 2010 through November 2014. Prior to serving in these roles, Mr. Burgher led financial and investor relations functions at a number of global companies including Quantum Energy Partners, KBR, Inc., Halliburton Company and Burger King Corporation.

Mr. Burgher is a Chartered Financial Analyst and received a Bachelor of Business Administration from the University of Texas and a Master of Business Administration from the University of Dallas.

Mr. Burgher does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer of Occidental and there are no arrangements or understandings between Mr. Burgher and any other person pursuant to which Mr. Burgher was appointed as the Senior Vice President and Chief Financial Officer of Occidental. There are no related party transactions involving Mr. Burgher that are reportable under Item 404(a) of Regulation S-K.

Mr. Burgher will participate in the compensation programs described on pages 20-36 of Occidental’s Proxy Statement relating to its 2017 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on March 24, 2017 (which description is incorporated herein by reference). Mr. Burgher will receive an annual base salary of $600,000, and is eligible for a target Annual Cash Incentive of $600,000 for 2017, based on achievement of performance objectives. Mr. Burgher is entitled to a sign-on bonus of $250,000, with one-half of the sign-on bonus payable with his initial paycheck and the other half payable following the first anniversary of the start of his employment. In addition, effective as of May 31, 2017, the Executive Compensation Committee of the Board of Directors of Occidental authorized the grant of a number of time-based restricted stock units under Occidental’s 2015 Long-Term Incentive Plan to Mr. Burgher with a value equal to $2.5 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2017

OCCIDENTAL PETROLEUM CORPORATION

By:	/s/ Jennifer M. Kirk
Name:	Jennifer M. Kirk
Title:	Vice President, Controller and Principal Accounting Officer